Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06657, 333-76025, 333-61016 and 333-88876 and Form S-3 No. 333-113311) of our report dated January 12, 2005, with respect to the consolidated financial statements of Meritage Hospitality Group Inc. and subsidiaries in this Annual Report (Form 10-K) for the year ended November 28, 2004.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
February 21, 2005